Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference into the Prospectus Supplement dated November 5, 2010 to the Registration Statement (No. 333-168447) on Form S-3/A of Marina Biotech, Inc. of our report dated April 12, 2010, with respect to the financial statements of Cequent Pharmaceuticals, Inc. for the years ended December 31, 2009 and 2008 and for the period from November 10, 2003 (inception) to December 31, 2009.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus Supplement.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
November 3, 2010